Exhibit 10.3

RESTRICTED STOCK AWARD AGREEMENT

UNDER THE

OUTDOOR HOLDING COMPANY

2025 LONG-TERM INCENTIVE PLAN

1.
Award of Restricted Stock. Pursuant to the Outdoor Holding Company 2025 Long-Term Incentive Plan (the “Plan”) for Employees, Contractors, and Outside Directors of Outdoor Holding Company (the “Company”) and its Subsidiaries, the Company hereby grants to

____________________

(the “Participant”)

an Award of Restricted Stock in accordance with Section 6.4 of the Plan. The number of shares of Common Stock awarded under this Restricted Stock Award Agreement (the “Agreement”) is [___________] shares (the “Awarded Shares”). The “Date of Grant” of this Award is [_________ __, 20__].

2.
Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan, except as otherwise expressly provided herein. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.
3.
Vesting; Forfeiture. Awarded Shares which have become vested pursuant to the terms of this Section 3 are collectively referred to herein as “Vested Shares.” All other Awarded Shares are collectively referred to herein as “Unvested Shares.”
a.
Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Shares shall vest and become Vested Shares as follows:

i.
25% of the total Awarded Shares (rounded down for any fractional shares) shall vest and become Vested Shares on the final day of the fiscal quarter of the Date of Grant, provided the Participant is employed by (or, if the Participant is a Contractor or Outside Director, is providing services to) the Company or a Subsidiary on such date;

ii.
An additional 25% of the total Awarded Shares (rounded down for any fractional shares) shall vest and become Vested Shares on the final day of the first fiscal quarter following the Date of Grant, provided the Participant is employed by (or, if the Participant is a Contractor or Outside Director, is providing services to) the Company or a Subsidiary on such date; and

iii.
An additional 25% of the total Awarded Shares (rounded down for any fractional shares) shall vest and become Vested Shares on the final day of the second fiscal quarter following, provided the Participant is employed by (or, if the Participant is a Contractor or Outside Director, is providing services to) the Company or a Subsidiary on such date; and

iv.
The remaining Awarded Shares shall vest and become Vested Shares on the final day of the third fiscal quarter following, provided the Participant is employed by (or, if the Participant is a Contractor or Outside Director, is providing services to) the Company or a Subsidiary on such date.

b.
Except as otherwise provided by Sections 3.c and 3.d. hereof, immediately upon the Participant’s Termination of Service for any reason, the Participant shall be deemed to have forfeited all of the Participant’s Unvested Shares.

c.
Notwithstanding the foregoing, in the event that a Change in Control occurs, then 100% of the Unvested Shares shall immediately become Vested Shares upon such Change in Control provided that the Participant is employed by or providing services to the Company or a Subsidiary on such date.

d.
Notwithstanding the foregoing, if the Participant’s employment with or services to the Company or any of its Subsidiaries terminates by reason of the Participant’s death or Total and Permanent Disability or by the Company or one of its Subsidiaries without Cause, all Unvested Shares shall immediately become Vested Shares upon such termination. If the Participant is party to an employment agreement with the Company or any of its Subsidiaries that contains a definition of “Good Reason,” then a termination by the Participant of the Participant’s employment with the Company or any of its Subsidiaries for Good Reason also shall result in all Unvested Units becoming Vested Units immediately upon such termination.

e.
For purposes of this Agreement, “Cause” shall have the meaning ascribed to it in the Participant’s employment or other similar written agreement with the Company or any of its Subsidiaries, or if the Participant does not have any such agreement, “Cause” shall mean the occurrence of any of the following events, as determined by the Board in its reasonable discretion: (i) misconduct or failure by the Participant to perform the Participant’s responsibilities to the Company; (ii) the Participant’s material breach of any written agreement between the Participant and the Company; (iii) the Participant’s failure to adhere to any written Company policy which failure, if curable, as determined by the Board (or the Participant’s direct superior if not the Board) in its reasonable discretion, the Participant does not cure within ten days of receiving written notice from the Board (or the Participant’s direct superior if not the Board) notifying the Participant of such failure; (iv) the Participant engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally; (v) the Participant’s appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (vi) the Participant’s misappropriation (or attempted misappropriation) of any of the Company’s funds or property; (vii) the Participant’s conviction of, indictment for (or procedural equivalent), or entering of a guilty plea or plea of no contest with respect to, any felony involving moral turpitude, including breach of trust, dishonesty, or physical harm to any person; or (viii) any action or inaction by the Participant that reasonably has the potential to cause, or actually causes, reputational harm to the Company.

4.
Restrictions on Awarded Shares. Subject to the provisions of the Plan and the terms of this Agreement, from the Date of Grant until the date the Awarded Shares are vested in accordance with Section 3 and are no longer subject to forfeiture in accordance with Section 3 (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate, margin, assign, or otherwise encumber any of the Awarded Shares that have not vested. Except for these limitations, the Committee may, in its sole discretion, remove any or all of the restrictions on such Awarded Shares whenever it may determine that, by reason of changes in Applicable Laws or changes in circumstances after the date of this Agreement, such action is appropriate.
5.
Legend. The following legend shall be placed on all certificates issued representing Awarded Shares:

On the face of the certificate:

“TRANSFER OF THIS STOCK IS RESTRICTED IN ACCORDANCE WITH CONDITIONS PRINTED ON THE REVERSE OF THIS CERTIFICATE.”

On the reverse:

“THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY IN ACCORDANCE WITH THAT CERTAIN OUTDOOR HOLDING COMPANY 2025 LONG-TERM INCENTIVE PLAN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY IN DALLAS, TX. NO TRANSFER OR PLEDGE OF THE SHARES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF SAID PLAN. BY ACCEPTANCE OF THIS CERTIFICATE, ANY HOLDER, TRANSFEREE OR PLEDGEE HEREOF AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SAID PLAN.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. WITHOUT REGISTRATION, THESE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT ON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE BOARD OF THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR THE TRANSFER, OR THE SUBMISSION TO THE BOARD OF THE CORPORATION OF OTHER EVIDENCE REASONABLY SATISFACTORY TO THE BOARD TO THE EFFECT THAT ANY TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATIONS PROMULGATED THEREUNDER.”

All Awarded Shares owned by the Participant shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend.

6.
Delivery of Certificates; Registration of Shares. The Company shall deliver certificates for the Awarded Shares to the Participant or shall register the Awarded Shares in the Participant’s name, free of restriction under this Agreement, promptly after, and only after, the Restriction Period has expired without forfeiture pursuant to Section 3. In connection with any issuance of a certificate for Restricted Stock, the

Participant shall endorse such certificate in blank or execute a stock power in a form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.
7.
Rights of a Stockholder. Except as provided in Section 3 and Section 4 above, the Participant shall have, with respect to the Participant’s Awarded Shares, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon. Any stock dividends paid with respect to Awarded Shares shall at all times be treated as the Awarded Shares and shall be subject to all restrictions placed on such Awarded Shares; any such stock dividends paid with respect to such Awarded Shares shall vest as the related Awarded Shares become vested. Any cash dividends paid with respect to unvested Awarded Shares shall at all times be subject to the provisions of this Agreement (including the vesting and forfeiture provisions set forth above); any such cash dividends paid with respect to such unvested Awarded Shares shall vest as such Awarded Shares become vested, and shall be paid to the Participant on the date the Awarded Shares to which such cash dividends relate become vested.

8.
Non-Assignability. The Awarded Shares are not assignable or transferable by the Participant except by will or by the laws of descent and distribution.
9.
The Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for the Participant’s review by the Company and represents that the Participant is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof.
10.
Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.
11.
Adjustment to Number of Awarded Shares. The number of Awarded Shares shall be subject to adjustment in accordance with Articles 11-13 of the Plan.
12.
Voting. The Participant, as record holder of the Awarded Shares, has the exclusive right to vote, or consent with respect to, such Awarded Shares until such time as the Awarded Shares are transferred in accordance with this Agreement; provided, however, that this Section 12 shall not create any voting right where the holders of such Awarded Shares otherwise have no such right.
13.
The Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Participant will not acquire any Awarded Shares, and that the Company will not be obligated to register any Awarded Shares in the Participant’s name or issue any Awarded Shares to the Participant hereunder, if the registration and/or issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination by the Company under this Section 13 shall be final, binding, and conclusive. The obligations of the Company and the obligations of the Participant are subject to all Applicable Laws, rules, and regulations.
14.
Investment Representation. Unless the Awarded Shares are issued in a transaction registered under applicable federal and state securities laws, by the Participant’s execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be acquired hereunder will be acquired by the Participant for investment purposes for the Participant’s own account and not with any intent for resale or distribution in violation of federal or state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.
15.
Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state). The Participant’s sole remedy for any Claim shall be against the Company, and no Participant shall have any claim or right of any nature against any Subsidiary of the Company or any stockholder or existing or former director, officer or Employee of the Company or any Subsidiary of the Company.
16.
No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee, Contractor, or Outside Director, or to interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Contractor, or Outside Director at any time.
17.
Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement, and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.
18.
Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.
19.
Entire Agreement. This Agreement, together with the Plan, supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter in this Agreement and constitute the only agreements between the parties with respect to the subject matter in this Agreement. All prior negotiations and agreements between the parties with respect to the subject matter in this Agreement are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party regarding the subject matter of this Agreement, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise regarding the subject matter of this Agreement that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect. Except for the specific representations expressly made by the Company in this Agreement, the Participant specifically disclaims that the Participant is relying upon or has relied upon any communications, promises, statements, inducements, or representation(s) that may have been made, oral or written, regarding the subject matter of this Agreement. The Parties represent that they are relying solely and only on their own judgment in entering into this Agreement.
20.
Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
21.
Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

22.
Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties hereto. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.
23.
Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.
24.
Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.
25.
Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be addressed and delivered as follows:

Outdoor Holding Company

Attn: Chief Financial Officer

P.O Box 2511

Kennesaw, GA 30156

b. Notice to the Participant shall be addressed and delivered to the most recent address in the Company’s records.

26.
Clawback. The Participant acknowledges, understands and agrees, with respect to any shares of Common Stock registered in the Participant’s name (or delivered to the Participant) pursuant to this Agreement, that such shares of Common Stock shall be subject to recovery by the Company, and the Participant shall be required to repay such shares of Common Stock, in accordance with the Company’s clawback policy, as in effect from time to time. The Participant further acknowledges, understands, and agrees that the Board retains the right to modify the Company’s clawback policy at any time.

27.
Tax Requirements. The Participant is hereby advised to consult immediately with the Participant’s own tax advisor regarding the tax consequences of this Agreement, the method and timing for filing an election to include this Agreement in income under Section 83(b) of the Code, and the tax consequences of such election. By execution of this Agreement, the Participant agrees that if the Participant makes such an election, the Participant shall provide the Company with written notice of such election in accordance with the regulations promulgated under Section 83(b) of the Code. The Company and its Subsidiaries (for purposes of this Section 27, the term “Company” shall be deemed to include any applicable Subsidiary of the Company) shall require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made by (a) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding obligations of the Company; (b) with the consent of the Company, the actual delivery by the Participant to the Company of shares of Common Stock, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding payment; (c) with the consent of the Company, the Company’s withholding of a number of shares to be delivered upon the vesting of this Award, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; (d) through a broker-assisted sale, whereby a broker sells a portion of the shares of Common Stock issued upon vesting of the Award and remits a portion of such sale proceeds to the Company in an amount sufficient to satisfy such tax withholding obligation; (e) any combination of (a), (b), (c), or (d); provided, however, that if Participant is subject to the short-swing profit rules under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Company at the time any such tax withholding obligations are required, the Company shall automatically reduce the number of shares of Common Stock otherwise to be provided upon vesting of the Award by a number of shares of Common Stock (rounded up to the next whole share of Common Stock) having a Fair Market Value on the date of such reduction equal to the amount of withholding taxes so required (with such withholding taxes under this proviso to be calculated (and withholding to occur) at the maximum combined federal, state, local, foreign, employment and other tax withholding rates). If the Participant does not make appropriate arrangements for the satisfaction of such tax withholding obligations, the Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.
28.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company for such purpose.

[Remainder of Page Intentionally Left Blank;

Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence the Participant’s consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

OUTDOOR HOLDING COMPANY

By:

Name: Steve Urvan

Title: Chief Executive Officer

PARTICIPANT:

Signature

Signature Page to the

Restricted Stock Award Agreement